EXHIBIT 5.2

               [Letterhead of Leboeuf, Lamb, Green & MacRae LLP]

                                                February 27, 2006



Allstate Life Insurance Company
3100 Sanders Road
Northbrook, Illinois 60062

Allstate Life Global Funding
c/o AMACAR Pacific Corp.
6525 Morrison Boulevard, Suite 318
Charlotte, North Carolina 28211

                  Re:   ALLSTATE LIFE INSURANCE COMPANY
                        ALLSTATE LIFE GLOBAL FUNDING
                        $5,000,000,000 SECURED MEDIUM TERM NOTES
                        REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

     We have acted as special counsel to Allstate Life Insurance Company, a stock life insurance company organized under the laws of the State of Illinois ("Allstate Life"), and Allstate Life Global Funding, a statutory trust organized under the laws of the State of Delaware ("Global Funding"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), by Allstate Life and Global Funding, of a Registration Statement on Form S-3 (File No. 333-129157) on October 20, 2005, as amended by Amendment No. 1 filed with the Commission on November 29, 2005 and Amendment No. 2 filed with the Commission on February 27, 2006 (including the documents incorporated by reference therein, the "Registration Statement"), including: (i) a prospectus (the "Prospectus") relating to secured medium term notes (the "Notes") to be issued from time to time by newly established separate and distinct Delaware statutory trusts (each, a "Trust" and together, the "Trusts"); (ii) a prospectus supplement to the Prospectus relating to Notes to be issued from time to time by the Trusts under the Secured Medium Term Note program described therein primarily to institutional investors (the "Institutional Prospectus Supplement"); and (iii) a prospectus supplement to the Prospectus relating to Notes to be issued from time to time by the Trusts under the Allstate Life(R) CoreNotes(R) program described therein primarily to retail investors (the "Retail Prospectus Supplement").

     The Registration Statement provides for: (i) the registration and issuance of up to $5,000,000,000, or the equivalent amount in one or more foreign currencies, aggregate principal amount of Notes to be issued by the Trusts, with each Trust to issue Notes, pursuant to an Indenture (each an "Indenture") to be entered into among such Trust and J.P. Morgan Trust Company, National Association, or another entity specified therein, as indenture trustee (the "Indenture Trustee"), substantially in the form attached as an exhibit to the Registration Statement; (ii) the registration and issuance of up to $5,000,000,000, or the equivalent amount in one or more foreign currencies, aggregate principal amount of Funding Notes to be issued by Global Funding (each a "Funding Note"), substantially in the form attached as an exhibit to the Registration Statement, to be sold to the Trusts in connection with the sale of the Notes; and (iii) the registration and issuance of up to $5,000,000,000, or the equivalent amount in one or more foreign currencies, of Allstate Life's funding agreements (each a "Funding Agreement"), substantially in the form attached as an exhibit to the Registration Statement, to be sold to Global
Funding, which will immediately grant a security interest in, pledge and collaterally assign the relevant Funding Agreement(s) to the Funding Note Indenture Trustee and will immediately thereafter assign absolutely to and deposit into the relevant Trust the relevant Funding Agreement(s), and the relevant Funding Note will be surrendered and cancelled by Global Funding upon such surrender, in connection with the sale of Notes. Capitalized terms used in this opinion letter which are not otherwise defined herein have the meanings ascribed to them in the Standard Indenture Terms attached as an exhibit to the Registration Statement.

         In furnishing this opinion, we have reviewed:

          (i) the Registration Statement, the Prospectus, the Institutional Prospectus Supplement and the Retail Prospectus Supplement;

          (ii) the form of Amended and Restated Trust Agreement of Global Funding, among Wilmington Trust Company, as Delaware trustee, AMACAR Pacific Corp., as administrator, and AMACAR Pacific Corp., as trust beneficial owner, filed as an exhibit to the Registration Statement;

          (iii) the Standard Trust Terms, the Standard Indenture Terms and the Standard Funding Note Indenture Terms, each filed as an exhibit to the Registration Statement;

          (iv) the form of Series Instrument for each Trust filed as an exhibit to the Registration Statement;

          (v) the form of Trust Agreement for each Trust included in the form of Series Instrument;

          (vi) the form of Indenture included in the form of Series Instrument;

          (vii) the form of Funding Agreement filed as an exhibit to the Registration Statement;

          (viii)  the  form  of  Funding   Note  filed  as  an  exhibit  to  the
               Registration Statement; and

          (ix) the form of Closing Instrument filed as an exhibit to the Registration Statement.

     We have also examined and relied upon originals or copies of originals certified or otherwise identified to our satisfaction, of such records, agreements, documents and other instruments, and such certificates or comparable documents that, in our judgment, are necessary or appropriate to enable us to render the opinions expressed below. In such examination, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity to authentic original documents of any copies submitted to us for our examination. We have relied as to factual matters upon, and have assumed the accuracy of, representations, statements and certificates of or from public officials and of or from officers and representatives of all persons whom we have deemed appropriate. With your permission, for purposes of the opinions expressed herein, we have assumed that: (i) the Indenture Trustee has the power and authority to authenticate the Notes; (ii) the terms of the Notes issued by any Trust will be duly established so as not to violate applicable law or result in a default under or breach of any agreement or instrument binding as to such Trust and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over such Trust; (iii) the Funding Note Indenture Trustee has the power and authority to authenticate each applicable Funding Note; (iv) the terms of the Funding Notes issued by Global Funding will be duly established so as not to violate applicable law or result in a default under or breach of any agreement or instrument binding as to Global Funding and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over Global Funding; (v) each Trust (a) will be duly formed and validly existing as a statutory trust under the laws of the state of Delaware, (b) will have the power to issue its Notes, and (c) will have duly authorized the execution and delivery of the Notes prior to their issuance; and (vi) Global Funding (a) has been duly formed and validly existing as a statutory trust under the laws of the state of Delaware, (b) has the power to issue each Funding Note, and (c) has duly authorized the execution and delivery of each Funding Note prior to its issuance.

     Based upon and subject to the foregoing, and subject to the further qualifications and limitations set forth below, we are of the opinion that:

          1. Upon (i) the execution of any Notes by a Trust in accordance with the applicable Indenture; (ii) the authentication of such Notes by the Indenture Trustee in accordance with the applicable Indenture; and (iii) the issuance and delivery of such Notes against payment therefor as contemplated by the Registration Statement, such Notes will constitute valid and binding obligations of such Trust, enforceable against such Trust in accordance with their terms; and

          2. Upon (i) the execution of any Funding Note by Global Funding in accordance with the applicable Funding Note Indenture; (ii) the authentication of such Funding Note by the Funding Note Indenture Trustee in accordance with the applicable Funding Note Indenture; and (iii) the issuance and delivery of such Funding Note against payment therefor as contemplated by the Registration Statement, such Funding Note will constitute a valid and binding obligation of Global Funding, enforceable against Global Funding in accordance with their terms.

     The foregoing opinions with regard to the enforceability of the Notes and the Funding Notes are: (i) subject to bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights, and the rights of creditors of insurers, generally, to the general supervisory powers of insurance regulatory agencies, and to general principles of equity (regardless of whether such principles are considered in a proceeding in equity or at law); and (ii) subject to the further qualification that, to the extent that the relevant Notes or relevant Funding Note are denominated in a currency other than United States dollars, a claim thereunder (or foreign currency judgment in respect to such claim) would be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law.

     We express no opinion as to the effect of any Federal or state laws regarding fraudulent transfers or conveyances. We express no opinion as to the laws of any jurisdiction other than the Federal laws of the United States and the laws of the State of New York. In particular (and without limiting the generality of the foregoing) we express no opinion concerning the effect, if any, of any law of any jurisdiction (except the State of New York) in which any holder of any Notes is located that limits the rate of interest that such holder may charge or collect. Furthermore, we express no opinion as to: (i) whether a United States Federal court would accept jurisdiction in any dispute, action, suit or proceeding arising out of or relating to any Notes or any Indenture or the transactions contemplated thereby; (ii) any waiver of inconvenient forum;
(iii) judgments in currencies other than United States dollars; or (iv) the perfection or priority of any security interest in any collateral.

     This opinion letter is rendered as of the date hereof based upon the facts and law in existence on the date hereof. We assume no obligation to update or supplement this opinion letter to reflect any circumstances that may come to our attention after the date of effectiveness of the Registration Statement with respect to the opinions and statements set forth above, including any changes in applicable law that may occur after the date of effectiveness of the Registration Statement.

                                        Very truly yours,


                                        /s/ Leboeuf, Lamb, Green & MacRae LLP